UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2014

NOVATEL WIRELESS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31659	86-0824673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9645 Scranton Road

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-3400

Not applicable

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On October 7, 2014, Peter Leparulo signed a resignation from his position as a member of the Board of Directors (the “Board”) of Novatel Wireless, Inc., a Delaware corporation (the “Company”), to pursue other interests. The Company expects that Mr. Leparulo’s resignation will be effective on October 14, 2014.

(d)

Pursuant to the terms of that certain Investors’ Rights Agreement, dated September 8, 2014, by and between the Company and HC2 Holdings 2, Inc., a Delaware corporation (“HC2 Holdings”), the Board increased the number of directors constituting the entire Board from seven to nine directors and filled the two resulting vacancies by appointing Mr. Philip Falcone and Mr. Robert Pons to the Board, effective as of October 7, 2014. In addition, Mr. Pons was appointed to the compensation and nominating and corporate governance committees of the Board.

Upon their appointment to the Board, Mr. Falcone and Mr. Pons each received a grant of 29,801 restricted stock units, made pursuant to the Company’s 2009 Omnibus Incentive Compensation Plan. The restricted stock units vest in three equal annual installments beginning on the first anniversary of the grant date. In addition, each of Mr. Falcone and Mr. Pons will be eligible to receive compensation for his services as a director consistent with the compensation provided to the Company’s other non-employee directors, as previously disclosed in the Company’s definitive proxy statement for its 2014 annual meeting of stockholders filed with the SEC on April 30, 2014.

Mr. Falcone, 52, has served as a director of HC2 Holdings, Inc., a Delaware corporation (“HC2”), since January 2014, and as President, Chief Executive Officer and Chairman of the Board of HC2 since May 2014. Mr. Falcone has served as a director, Chairman of the Board and Chief Executive Officer of Harbinger Group Inc. (“HGI”) since July 2009. From July 2009 to July 2011, Mr. Falcone served as the President of HGI. Mr. Falcone is also the Chief Investment Officer and Chief Executive Officer of Harbinger Capital Partners LLC (“Harbinger Capital”) and certain of its affiliates, all affiliates of HGI. Mr. Falcone co-founded the funds affiliated with Harbinger Capital in 2001. Mr. Falcone is also the Chairman of the Board, President and Chief Executive Officer of Zap.Com Corporation, a subsidiary of HGI. Mr. Falcone has over two decades of experience in leveraged finance, distressed debt and special situations. Prior to joining the predecessor of Harbinger Capital, Mr. Falcone served as Head of High Yield trading for Barclays Capital. From 1998 to 2000, he managed the Barclays High Yield and Distressed trading operations. Mr. Falcone held a similar position with Gleacher Natwest, Inc., from 1997 to 1998. Mr. Falcone began his career in 1985, trading high yield and distressed securities at Kidder, Peabody & Co. Mr. Falcone received an A.B. in Economics from Harvard University.

Mr. Pons, 58, has served as a director of HC2 since September 2011. Mr Pons also served as President and Chief Executive Officer of HC2 from August 2013 to January 2014 and Executive Chairman of HC2 from January 2014 to April 2014 and has served as Executive Vice President of Business Development since April 2014. From February 2011 to April 2014 he was Chairman of Live Microsystems, formerly Livewire Mobile, Inc., a comprehensive one-stop digital content solution for mobile carriers. From January 2008 until February 2011, Mr. Pons was Senior Vice President of TMNG Global, a leading provider of professional services to the communications, converging media and entertainment industries and the capital formation firms that support them. From January 2004 until April 2007, Mr. Pons served as President and Chief Executive Officer of Uphonia, Inc. (previously SmartServ Online, Inc.), a wireless applications service provider. From August 2003 until January 2004, Mr. Pons served as Interim Chief Executive Officer of SmartServ Online, Inc. on a consulting basis. From March 1999 to August 2003, he was President of FreedomPay, Inc., a wireless device payment processing company. During the period from January 1994 to March 1999, Mr. Pons was President of Lifesafety Solutions, Inc., an enterprise software company. Mr. Pons has over 30 years of management experience with telecommunications companies including MCI, Inc., Sprint, Inc. and Geotek, Inc. Mr. Pons also currently serves on the board of directors of Concurrent Computer Corporation, a global leader in multi-screen video delivery, media data management and monetization platforms, DragonWave, a leading provider of high-capacity wave solutions for next generation IP networks, and as Vice-Chairman of MRV Communications. Within the past five years, he has also served on the boards of directors of Proxim Wireless Corporation, Network-1 Security Solutions, Inc. and Arbinet Corporation. Mr. Pons received a B.A. degree from Rowan University.

As previously disclosed in the Company’s Form 8-K, filed with the SEC on September 8, 2014, on September 3, 2014, the Company entered into a Purchase Agreement with HC2 Holdings, pursuant to which, on September 8, 2014, the Company sold to HC2 Holdings (i) 7,363,334 shares of the Company’s common stock, (ii) a warrant to purchase 4,117,647 shares of the Company’s common stock at an exercise price of $2.26 per share and (iii) 87,196 shares of the Company’s Series C Convertible Preferred Stock, for aggregate proceeds of approximately $14.4 million.

HC2 Holdings is a wholly owned subsidiary of HC2. As disclosed above, Mr. Falcone is the President, Chief Executive Officer and Chairman of the Board of Directors of HC2 and the Chief Executive Officer and Chairman of the Board of Directors of HGI, which beneficially owns 24.7% of the outstanding common stock of HC2. Mr. Falcone beneficially owns 26.4% of the outstanding common stock of HC2. Mr. Pons currently serves as the Executive Vice President of Business Development and a director of HC2.

There are no arrangements or understandings between either Mr. Falcone or Mr. Pons and any other persons pursuant to which either of them was selected as a director of Company. Other than as set forth above, neither Mr. Falcone nor Mr. Pons has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On October 13, 2014, the Company issued a press release announcing the appointment of Mr. Falcone and Mr. Pons to the Board. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated October 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novatel Wireless, Inc.

By:	/s/ Michael A. Newman
Michael A. Newman
Executive Vice President, Chief Financial Officer and Secretary

Date: October 13, 2014